                                  EXHIBIT 7.


                        CONSENT OF FRANK A. CAMP, ESQ.

                                PFL Letterhead


December 18, 2000


PFL Life Insurance Company
4333 Edgewater Road, NE
Cedar Rapids, Iowa 52499

Gentlemen:

I hereby consent to the reference to my name under the caption "Legal Matters" in the prospectus contained in the Pre-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File Nos. 333-47644; 811-9115) for the PFL Life Insurance Company Legacy Builder Variable Life Separate Account, as filed with the Securities and Exchange Commission.


/s/ FRANK A. CAMP
----------------------------
Frank A. Camp
Vice President and Division
General Counsel